EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Compensation Plan for Non-Employee Directors of Telephone and Data Systems, Inc. of our report dated February 26, 2018, with respect to the consolidated financial statements of Los Angeles SMSA Limited Partnership and Subsidiary included in Telephone and Data Systems, Inc.’s  Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Orlando, Florida

August 3, 2018